EXHIBIT 5.01


JAMES N. BARBER
Attorney at Law
Suite 100, Bank One Tower
50 West Broadway
Salt Lake City, UT 84101
Telephone: (801)  364-6500                             Facsimile: (801) 364-3406
                                                       E-Mail: Barberjn@aol.com

                                  March 3, 2003

Jason Neiberger, President
Entertainment Internet, Inc.
6565 Spencer Street
Suite 205
Las Vegas, Nevada   89119

         Re: Entertainment Internet, Inc. Employee Benefit Plan

Dear Mr. Neiberger:

         I have been requested to render the opinion required by Item 8(a) of SEC Form S-8 in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of Entertainment Internet's common stock, par value $0.001 (the "Shares"), which may be issued pursuant to the above-referenced plan (the "Plan"). In connection with that registration, I have reviewed the proceedings of the Board of Directors of Entertainment Internet relating to its adoption of the Plan and the adoptive resolutions themselves, the Articles of Incorporation of Entertainment Internet and all amendments thereto, the Bylaws of Entertainment Internet, and such other documents and matters as I have deemed necessary to the rendering of the following opinion. Based upon that review, it is my opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be validly and legally authorized and issued, fully paid, and nonassessable under applicable provisions of the Nevada Revised Statutes.

         I have not, in connection with the foregoing opinion, reviewed the substance of the issuer's registration statement on Form S-8 and do not express any opinion thereon. Nor do I find it necessary and do not, therefore, express any opinion as to the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares being registered.

         I consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                                          Very truly yours,


                                                          /s/ James N. Barber
                                                          James N. Barber